EXHIBIT 10.43

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY (AS DEFINED BELOW) RECEIVES AN OPINION OF COUNSEL TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

________________________________________________________________

BAYWOOD INTERNATIONAL, INC.

No. N-136	$200,000

12% Subordinated Note

Baywood International, Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to the order of Eric Skae or the subsequent registered holder of this Note pursuant to Section 7A hereof (the “Payee”) on the date (the “Maturity Date”) which is the earliest to occur of (i) April 23, 2009; (ii) consummation of a Change of Control Transaction (as defined herein); and (iii) fifteen (15) business days following the closing of a debt or equity financing or series of debt or equity financings in which the Company receives at least $2,500,000 of gross proceeds (a “Qualified Placement”), the principal sum of Two Hundred Thousand Dollars ($200,000) or such lesser principal amount as shall at such time be outstanding hereunder (the “Principal Amount”).

“Change in Control Transaction” means the occurrence of (i) an acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership, directly or indirectly, through purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Company entitling that person to fifty percent (50%) or more of the total voting power of all capital stock of the Company or (ii) the consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties, business or assets, other than (in the case of this clause (ii) only) (1) any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding capital stock of the Company and (B) pursuant to which holders of the Company’s capital stock immediately prior to such transaction have the right to exercise, directly or indirectly, fifty percent (50%) or more of the total voting power of all ownership interests or capital stock of the continuing or surviving person immediately after such transaction; or (2) any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding capital stock into ownership interests or capital stock of the surviving entity.

Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof and shall be payable on the Maturity Date or earlier upon conversion of this Note in accordance with the provisions of Section 5 hereof.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Payee, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

1.

Prepayment.  The Principal Amount of this Note and accrued interest thereon may be prepaid by the Company in whole or in part at any time without penalty.

2.

Computation of Interest.  All computations of interest hereunder shall be made on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily (including the first day but excluding the last day during which any such Principal Amount is outstanding).

A.

Base Interest Rate.  Subject to Section 2B below, the outstanding Principal Amount shall bear interest at the rate of twelve percent (12%) per annum.

B.

Maximum Rate.  In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment.  All such deemed prepayments shall be applied to the principal balance payable at maturity.  In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

3.

Covenants of Company.

A.

Affirmative Covenants.  The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3A:

(i)

Taxes and Levies.  The Company will promptly pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested.

(ii)

Maintenance of Existence.  The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company or otherwise in connection with an acquisition of the Company.

(iii)

Books and Records.  The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP.

(iv)

Notice of Certain Events.  The Company will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default (as defined herein) or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default.

(v)

Use of Proceeds.  The Company agrees to use the proceeds from the issuance of this Note for working capital purposes.

B.

Negative Covenants.  The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3B, except as consented to in writing by the Payee:

(i)

Liquidation, Dissolution. The Company will not liquidate or dissolve or consolidate with, or merge into or with, any corporation or entity, except if the Company is the surviving corporation of such merger or consolidation and no Event of Default shall occur as a result thereof.

(ii)

Proration of Payments.  The Company shall not make or permit any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of the Principal Amount or interest payable hereunder in excess of the Payee’s pro rata share of payments then being made in respect of all Notes.

(iii)

Reserved.

(iv)

Dividends.  The Company will not declare or pay any cash dividends or distributions on any of its outstanding common stock until this Note is paid in full.

4.

Events of Default.

A.

The term “Event of Default” shall mean any of the events set forth in this Section 4A:

(i)

Non-Payment of Obligations.  The Company shall default in the payment of the Principal Amount and accrued interest pursuant to Section 2 hereof when and as the same shall become due and payable, whether by acceleration or otherwise, which default shall continue uncured for three (3) business days.

(ii)

Non-Performance of Affirmative Covenants.  The Company shall default in any material respect in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for twenty (20) business days.

(iii)

Non-Performance of Negative Covenants.  The Company shall default in any material respect in the due observance or performance of any covenant set forth in Section 3B.

(iv)

Non-Performance of Other Obligations.  The Company shall default in the due observance or performance of any other material covenant or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, which default shall continue uncured for twenty (20) business days after such default has been discovered by the Company.

(v)

Bankruptcy, Insolvency, etc.  The Company shall:

(a)

become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

(b)

apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)

in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d)

permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(e)

take any corporate or other action authorizing or in furtherance of, any of the foregoing.

B.

Action if Bankruptcy.  If any Event of Default described in clauses (v)(a) through (e) of Section 4A shall occur, the outstanding Principal Amount of this Note and any accrued interest thereon pursuant to Section 2 hereof shall automatically be and become immediately due and payable, without notice or demand.

C.

Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (v)(a) through (e) of Section 4A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Payee may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of this Note, together with accrued interest thereon pursuant to Section 2 hereof, to be due and payable, whereupon the full unpaid Principal Amount and such accrued interest shall be and become immediately due and payable, without further notice, demand, or presentment.

D.

Remedies.  In case any Event of Default shall occur and be continuing, the Payee may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as the Payee shall determine.

5.

Conversion of Note.

A.

Optional Conversion into Qualified Placement.  In the event that prior to repayment of this Note the Company completes a Qualified Placement, the Payee shall have the right to convert all or any portion of the outstanding Principal Amount and accrued interest thereon into investment in the securities sold in the Qualified Placement.  This conversion right shall be exercisable by the Payee at any time from the completion of a Qualified Placement through the date that is fifteen (15) business days following the completion of a Qualified Placement.  The Payee’s investment in the Qualified Placement shall be on the same terms and conditions as the other investors in the Qualified Placement, and such price at which this Note shall be convertible is referred to herein as the “Conversion Price.”  The shares or other securities to be issued upon conversion of the Notes pursuant to this Section 5A are herein referred to as the “Conversion Securities.”

B.

Adjustment of Conversion Price.  If, at any time after the completion of a Qualified Placement and before any conversion of this Note pursuant to Section 5A, the Company takes any action, or any circumstances occur, that would require an adjustment of the exercise price of the Warrants, the Conversion Price in effect at the time of such action or occurrence shall be adjusted appropriately in a manner consistent with how adjustments are made to the exercise price of the Warrants in accordance with the terms of the Warrants.  Such adjustment shall be made successively whenever any such action or circumstances shall occur.

C.

Mechanics of Conversion.  Before the Payee shall be entitled to convert this Note into Conversion Securities in accordance with Section 5A, the Payee shall surrender this Note at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Conversion Securities are to be issued.  No holder of this Note shall be entitled upon conversion of this Note to have the Conversion Securities registered in the name of another person or entity without first complying with all applicable restrictions on the transfer of this Note. The Company shall, as soon as practicable thereafter, issue and deliver to the Payee, or to such other person or persons whom Payee states in its written notice of conversion a certificate or certificates for the number of Conversion Securities to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the Conversion Securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities as of such date.

D.

Cash Payments.  No fractional shares (or scrip representing fractional shares) of capital stock of the Company shall be issued upon conversion of this Note.  In the event that the conversion of the Principal Amount of this Note and accrued interest thereon would result in the issuance of a fractional share, the Company shall pay a cash adjustment in lieu of such fractional share to the Payee based upon the Conversion Price.

E.

Stamp Taxes, etc.  The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of Conversion Securities upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such securities in a name other than that of the Payee, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the Company’s satisfaction that such tax has been paid.

F.

Validity of Stock.  Any shares of capital stock of the Company that may be issued upon any conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof, free from all pre-emptive or similar rights and fully paid and non-assessable.

G.

Reservation of Shares.  The Company covenants and agrees that it will have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of shares of securities sold in the Qualified Placement to provide for the exercise in full of the conversion rights contained in this Note.

H.

Notice of Certain Transactions.  In case at any time:

(i)

the Company shall declare any dividend upon, or other distribution in respect of, any of its capital stock;

(ii)

there shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation, or any other Change of Control Transaction;

(iii)

there shall be a Qualified Placement;

(iv)

there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v)

the Conversion Price shall have been adjusted in accordance with the provisions of Section 5B;

then, in any one or more of said cases, the Company shall cause to be mailed to the Payee at the earliest practicable time (and, in any event not less than ten (10) business days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution rights or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be.  Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note.  Such notice shall also specify the date as of which the holders of the capital stock of record shall participate in said dividend, distribution or  subscription rights or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

Nothing herein shall be construed as the consent of the Payee to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

6.

Amendments, Waivers, Severability.

A.

The provisions of this Note may not be amended, modified or changed except by an instrument in writing signed by the party against whom enforcement is sought.

B.

No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.

To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

D.

After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the Payee a copy thereof.

E.

If any provision of this Note or the application thereof to any person or circumstances shall be held invalid or unenforceable by any court or other governmental authority to any extent, the remainder of this Note and the application of such provisions to other persons or circumstances shall not affected thereby and shall remain enforceable.

7.

Miscellaneous

A.

Registered Holder.  The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary.   In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee.  This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed.  Communications sent to any registered owner shall be effective as against all Holders or transferees of the Note not registered at the time of sending the communication.

B.

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within such State, without regard to principles of conflicts of law.  The Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in the City of New York or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

C.

Attorneys’ Fees.  Notwithstanding any provision hereof to the contrary, if any dispute arises regarding this Note, the prevailing party shall, in addition to any other relief to which it is entitled, be entitled to an award of its reasonable attorneys’ fees and all of its other reasonable costs incurred in connection with such dispute.

D.

Notices.  Unless otherwise provided, all notices required or permitted under this Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

If sent to Payee, notices shall be sent to the address set forth in the Subscription Agreement.

If sent to the Company, notices shall be sent to the following address:

Baywood International, Inc.

9380 E. Bahia Dr.

Suite A201

Scottsdale, Arizona 85260

Attention:  Chief Executive Officer

E.

Parties in Interest.  All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

F.

Waiver of Jury Trial.  THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of October 23, 2008.

BAYWOOD INTERNATIONAL, INC.

By:	/s/ Neil Reithinger
Name: Neil Reithinger
Title: President and Chief Executive Officer

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